EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2016 Fourth Quarter and Full Year Results

STAMFORD, Conn., Dec. 07, 2016 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today filed its fiscal 2016 annual report on Form 10-K with the SEC and announced financial results for the fiscal 2016 fourth quarter and year ended September 30, 2016.

Three Months Ended September 30, 2016 Compared to Three Months Ended September 30, 2015
For the fiscal 2016 fourth quarter, Star reported a 3.0 percent decrease in total revenue to $162.1 million, compared with $167.2 million in the prior-year period. The lower revenue reflects a decrease in selling prices in response to a decline in wholesale product costs, which more than offset an increase in service and installation sales. Home heating oil and propane volume sold decreased slightly, as the impact of net customer attrition for fiscal 2016 more than offset the additional volume provided from acquisitions.

During the fiscal 2016 fourth quarter, Star's net loss decreased by $26.2 million to a loss of $19.1 million. In the fourth quarter of fiscal 2015, the Partnership recorded a non-cash charge of $17.8 million related to a multi-employer pension plan and a charge of $7.3 million related to the redemption and refinancing of the Partnership's $125 million principal amount of 8.875 percent Senior Notes due 2017. The absence of similar charges during the fourth quarter of fiscal 2016, a favorable change in the fair value of derivative instruments of $12.1 million, a reduction in the Adjusted EBITDA loss of $1.9 million and lower interest expense of $1.3 million all contributed to the lower net loss.

The Partnership's Adjusted EBITDA loss for the fiscal 2016 fourth quarter decreased by $1.9 million, to a loss of $21.2 million, as the impact of lower operating expenses and higher service and installation gross profit was largely offset by a decline in home heating oil and propane per gallon margins. Adjusted EBITDA is a non-GAAP financial measure (see reconciliation below) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) but provides additional information for evaluating the Partnership's ability to pay distributions.

Fiscal Year Ended September 30, 2016 Compared to Fiscal Year Ended September 30, 2015
Star reported a 30.6 percent decrease in total revenue to $1.2 billion, versus $1.7 billion in the prior-year period, due to a decrease in volume and the impact of lower selling prices in response to a decline in wholesale product costs. Home heating oil and propane volume sold decreased by 80.3 million gallons, or 21.0 percent, to 302.5 million gallons, as the additional volume provided by acquisitions was more than offset by the impact of warmer temperatures and net customer attrition in the base business of 5.3 percent. Temperatures in Star's geographic areas of operation were 21.6 percent warmer than the prior-year's comparable period and 17.8 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $7.4 million to $44.9 million in fiscal 2016 due to the impact of higher home heating oil and propane margins, acquisitions, a favorable change in the fair value of derivative instruments of $22.4 million and the absence of the previously mentioned 2015 fourth quarter charges in fiscal 2016, all of which more than offset the impact of warmer weather and net customer attrition.

Adjusted EBITDA decreased by $44.8 million, or 31.9 percent, to $95.7 million as the impact of slightly higher home heating oil and propane per gallon margins, lower operating expenses in the base business, lower service and installation costs and the $12.5 million credit recorded in the first quarter of 2016 under Star’s weather insurance contract were more than offset by the impact of the decline in volume attributable to 21.6 percent warmer weather and net customer attrition.

"As we do each December, we look back at the fiscal year and assess how Star performed given the various operating challenges we encountered,” said Steve Goldman, Star Gas Partners' Chief Executive Officer. “Fiscal 2016 was certainly a period in which we faced one overwhelming obstacle – weather – that was 21.6 percent warmer than in the prior year, negatively affecting demand. Lower prices obviously had a dramatic impact on revenue as well. Sales fell by nearly a third, as did Adjusted EBITDA, the latter off record levels in fiscal 2015. However, as with every other year, we took these challenges head on – fueling our ongoing efforts to ensure our operations were as streamlined as possible and our customer service processes the best they could be.

“We completed four small acquisitions this year, and one just recently in Michigan, which continued to expand our geographic footprint, while also investing in organically growing our propane operations and other ancillary services. In addition, we repurchased 1.4 million common units in connection with our existing repurchase plan, as we remain committed to delivering value to our long-term investors. As we turn the corner on fiscal 2017, we believe the Partnership is well positioned to handle whatever the next twelve months bring and look forward to again delivering the type of operating performance that our unit holders have come to expect.”

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast Thursday, December 8, 2016, at 11:00 a.m. Eastern Time. The conference call dial-in number is 877-327-7688 or 412-317-5112 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com.

About Star Gas Partners, L.P.
Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2016. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
(in thousands)	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$139,188	$100,508
Receivables, net of allowance of $4,419 and $6,713, respectively	78,650	89,230
Inventories	45,894	55,671
Fair asset value of derivative instruments	3,987	935
Prepaid expenses and other current assets	27,139	25,135
Total current assets	294,858	271,479

Property and equipment, net	70,410	68,123
Goodwill	212,760	211,045
Intangibles, net	97,656	107,317
Deferred tax assets, net	5,353	16,308
Deferred charges and other assets, net	11,933	11,236
Total assets	$692,970	$685,508

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$25,690	$25,322
Fair liability value of derivative instruments	2,285	12,819
Current maturities of long-term debt	16,200	10,000
Accrued expenses and other current liabilities	103,855	107,745
Unearned service contract revenue	56,971	44,419
Customer credit balances	84,921	78,207
Total current liabilities	289,922	278,512

Long-term debt	76,300	90,000
Other long-term liabilities	25,255	27,110

Partners’ capital
Common unitholders	322,771	312,713
General partner	(516)	(283)
Accumulated other comprehensive loss, net of taxes	(20,762)	(22,544)
Total partners’ capital	301,493	289,886
Total liabilities and partners’ capital	$692,970	$685,508

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands, except per unit data)	2016	2015	2016	2015
	(unaudited)	(unaudited)
Sales:
Product	$97,495	$105,678	$911,014	$1,431,585
Installations and services	64,569	61,483	250,324	242,706
Total sales	162,064	167,161	1,161,338	1,674,291
Cost and expenses:
Cost of product	66,297	72,514	539,831	977,631
Cost of installations and services	53,968	52,126	229,010	225,957
(Increase) decrease in the fair value of derivative instruments	1,854	13,943	(18,217)	4,187
Delivery and branch expenses	57,738	59,509	276,493	309,025
Depreciation and amortization expenses	6,571	6,351	26,530	24,930
General and administrative expenses	5,841	6,818	23,366	25,908
Multiemployer pension plan withdrawal charge	-	17,796	-	17,796
Finance charge income	(599)	(714)	(3,079)	(4,756)
Operating income (loss)	(29,606)	(61,182)	87,404	93,613
Interest expense, net	(2,004)	(3,292)	(7,485)	(14,059)
Amortization of debt issuance costs	(313)	(609)	(1,247)	(1,818)
Loss on redemption of debt	-	(7,345)	-	(7,345)
Income (loss) before income taxes	(31,923)	(72,428)	78,672	70,391
Income tax expense (benefit)	(12,828)	(27,102)	33,738	32,835
Net income (loss)	$(19,095)	$(45,326)	$44,934	$37,556
General Partner's interest in net income (loss)	(110)	(257)	252	212
Limited Partners’ interest in net income (loss)	$(18,985)	$(45,069)	$44,682	$37,344

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.34)	$(0.79)	$0.78	$0.65
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	-	-	0.08	0.06
Limited Partners' interest in net income (loss) under FASB ASC 260-10-45-60	$(0.34)	$(0.79)	$0.70	$0.59

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	56,382	57,282	57,022	57,285

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2016	2015

Net loss	$(19,095)	$(45,326)
Plus:
Income tax benefit	(12,828)	(27,102)
Amortization of debt issuance cost	313	609
Interest expense, net	2,004	3,292
Depreciation and amortization	6,571	6,351
EBITDA	(23,035)	(62,176)

(Increase) / decrease in the fair value of derivative instruments	1,854	13,943
Multiemployer pension plan withdrawal charge	-	17,796
Loss on redemption of debt	-	7,345
Adjusted EBITDA	(21,181)	(23,092)

Add / (subtract)
Income tax benefit	12,828	27,102
Interest expense, net	(2,004)	(3,292)
Multiemployer pension plan withdrawal charge	-	(17,796)
Recovery of losses on accounts receivable	(499)	(1,324)
Decrease in accounts receivables	10,318	47,871
Increase in inventories	(3,423)	(8,365)
Increase in customer credit balances	8,516	30,587
Change in deferred taxes	(3,629)	(12,699)
Change in other operating assets and liabilities	(9,154)	1,690
Net cash provided by (used in) operating activities	$(8,228)	$40,682

Net cash used in investing activities	$(3,875)	$(24,301)

Net cash used in financing activities	$(19,865)	$(38,521)

Home heating oil and propane gallons sold	20,600	21,100
Other petroleum products	27,900	25,300
Total all products	48,500	46,400

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2016	2015

Net income	$44,934	$37,556
Plus:
Income tax expense	33,738	32,835
Amortization of debt issuance cost	1,247	1,818
Interest expense, net	7,485	14,059
Depreciation and amortization	26,530	24,930
EBITDA	113,934	111,198

(Increase) / decrease in the fair value of derivative instruments	(18,217)	4,187
Multiemployer pension plan withdrawal charge	-	17,796
Loss on redemption of debt	-	7,345
Adjusted EBITDA	95,717	140,526

Add / (subtract)
Income tax expense	(33,738)	(32,835)
Interest expense, net	(7,485)	(14,059)
Multiemployer pension plan withdrawal charge	-	(17,796)
(Recovery) provision for losses on accounts receivable	(639)	3,738
Decrease in accounts receivables	10,965	30,141
Decrease in inventories	9,979	4,326
Increase in customer credit balances	6,490	3,992
Change in deferred taxes	9,670	(4,101)
Change in other operating assets and liabilities	10,998	22,921
Net cash provided by operating activities	$101,957	$136,853

Net cash used in investing activities	$(19,631)	$(30,385)

Net cash used in financing activities	$(43,646)	$(54,959)

Home heating oil and propane gallons sold	302,500	382,800
Other petroleum products	109,500	101,400
Total all products	412,000	484,200

CONTACT:
Star Gas Partners
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com